                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 21, except for the second paragraph of Note 20, as to which date is April 16, 1997, relating to the consolidated financial statements of Spring Hill Savings Bank, FSB and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts," "Legal and Tax Opinions" and "Tax Effects" in such Prospectus.


/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
June 25, 1997